Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES REPURCHASE OF 3.3 MILLION SHARES FROM ADVENT INTERNATIONAL CORPORATION

VANCOUVER, British Columbia, June 7, 2018 - (BUSINESS WIRE) - lululemon athletica inc. (NASDAQ: LULU) announced today that it has agreed to repurchase 3.3 million shares of its common stock in a private transaction with funds affiliated with Advent International Corporation (Advent). These shares will be repurchased under the company’s recently-increased $600 million share repurchase authorization and funded with cash on hand and available borrowings. Advent has also informed lululemon that it has sold an additional 6.7 million shares of the company’s common stock pursuant to Rule 144. Prior to these sales, Advent owned approximately 20.1 million shares of lululemon common stock.

“We are extremely proud of our partnership with lululemon, which spans back to our first investment in 2005,” said David Mussafer, Chairman and Managing Partner at Advent International and Lead Director of lululemon's Board of Directors. “Our work with the company this second time, which began four years ago, has been especially gratifying as it continues to execute on its long-term goals.” Mr. Mussafer continued: “Today’s partial sale is consistent with our planned monetization of our interest in lululemon. We remain actively involved with the company as investors and board members and look forward to its continued success.”

Stuart Haselden, Chief Operating Officer of lululemon, stated: “Advent has been a great partner to lululemon during a period of growth and global expansion. We look forward to their ongoing guidance to the company. We are pleased to be in this position of strength which allows our participation in this transaction. In addition, we expect today’s share purchase will be accretive to our fiscal 2018 earnings per share by approximately $0.03.”

About lululemon athletica inc.

lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.

Forward-Looking Statements:

This press release includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include our guidance and outlook statements. These statements are based on management's current expectations, but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand; the acceptability of our products to our guests; our highly competitive market and increasing competition; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast guest demand for our products; our ability to safeguard against security breaches with respect to our information technology systems; any material disruption of our information systems; our ability to have technology-based systems function effectively and grow our e-commerce business globally; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our ability to deliver our products to the market and to meet guest expectations if we have problems with our distribution system; imitation by our competitors; our ability to protect our intellectual property rights; the continued service of our senior management and our ability to identify and attract our next Chief Executive Officer; changes in tax laws or unanticipated tax liabilities; the impact of the U.S. Tax Cuts and Jobs Act, if any, upon our reinvestment plans for the accumulated earnings of our foreign subsidiaries; our ability to manage our growth and the increased complexity of our business effectively; our ability to cancel store leases if an existing or new store is not profitable; our ability to source our merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; increasing labor costs and other factors associated with the production of our products in South and South East Asia; the operations of many of our suppliers are subject to international and other risks; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; seasonality; fluctuations in foreign currency exchange rates; conflicting trademarks and the prevention of sale of certain products; our exposure to various types of litigation; actions of activist stockholders; anti-takeover provisions in our certificate of incorporation and bylaws; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.

Contacts:

Investor Contact:
lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

ICR, Inc.
Joseph Teklits/Caitlin Morahan
1-203-682-8200
Media Contact:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124

or

Brunswick Group
Ash Spiegelberg
1-214-254-3790